UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

MarineMax, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-14173	59-3496957
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 McCormick Drive, Suite 200, Clearwater, Florida 33759

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 531-1700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 23, 2017, MarineMax, Inc. (the “Company”) held its Annual Meeting to consider and vote upon the following proposals: (1) to elect three directors, each to serve for a three-year term expiring in 2020; (2) to approve (on an advisory basis) the Company’s executive compensation (“say-on-pay”); (3) to approve an amendment to the Company’s 2011 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 1,000,000 shares; and (4) to ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending September 30, 2017.

Proposal 1: To elect three directors, each to serve for a three-year term expiring in 2020.

Nominee	For	Against	Abstain	Broker Non-Votes
Evelyn V. Follit	20,965,581	25,205	582,216	2,277,398
Michael H. McLamb	17,864,142	3,126,710	582,150	2,277,398
Clint Moore	20,965,227	25,218	582,557	2,277,398

Proposal 2: To approve (on an advisory basis) the Company’s executive compensation (“say-on-pay”).

For	Against	Abstain	Broker Non-Votes
20,928,297	636,737	7,968	2,277,398

Proposal 3: To approve an amendment to the Company’s 2011 Stock-Based Compensation Plan to increase the number of shares available for issuance under that plan by 1,000,000 shares.

For	Against	Abstain	Broker Non-Votes
20,436,833	1,130,329	5,840	2,277,398

Proposal 4: To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditor of the Company for the fiscal year ending September 30, 2017.

For	Against	Abstain	Broker Non-Votes
23,836,145	5,441	8,814	0

Each of the director nominees (who stood for re-election) and proposals received the necessary votes in favor to be adopted by the Company’s shareholders at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINEMAX, INC.
(Registrant)

February 27, 2017	By:	/s/ Michael H. McLamb
Name: Michael H. McLamb
Title: Executive Vice President, Chief Financial Officer and Secretary